 Exhibit 5.1

Snell & Wilmer L.L.P.

600 Anton Boulevard, Suite 1400

Costa Mesa, California 92626-7689

TELEPHONE: (714) 427-7000

FACSIMILE: (714) 427-7799

March 13, 2019

Cryoport, Inc.
17305 Daimler Street

Irvine, CA 92614

Ladies and Gentlemen:

We have acted as counsel to Cryoport, Inc., a Nevada corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 on the date hereof, as amended from time to time (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the proposed issuance and sale, from time to time, pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), by the Company of up to an aggregate offering price of $100,000,000, or the equivalent thereof, of an indeterminate number of securities consisting of shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), shares of the Company’s preferred stock, $0.001 par value per share (“Preferred Stock”), warrants for the purchase of Common Stock or Preferred Stock or a combination thereof (the “Warrants”), units comprised of any combination of Common Stock, Preferred Stock or Warrants (“Units”), and subscription rights to purchase Common Stock, Preferred Stock, Warrants or Units (“Subscription Rights”) (collectively, the “Securities”).

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Securities are to be sold pursuant to a purchase, underwriting, subscription, placement agency or similar agreement which will be in substantially the form to be filed under a Current Report on Form 8-K.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

A.	the Company’s Amended and Restated Articles of Incorporation, as amended to date, as certified by the Secretary of State of the State of Nevada as of a recent date;

B.	the Company’s Amended and Restated Bylaws, as certified to us as of the date hereof by an officer of the Company as being complete and in full force and effect as of the date hereof;

C.	the Registration Statement, together with the exhibits filed as part thereof or incorporated therein by reference;

D.	the Prospectus;

E.	the action by written consent of the Company’s board of directors provided to us by the Company relating to the registration of the Securities and related matters;

Cryoport, Inc.
March 13, 2019

F.	the Officer’s Certificate of Robert Stefanovich, Chief Financial Officer, Treasurer, and Corporate Secretary of the Company (the “Officer’s Certificate”); and

G.	such other documents we deemed necessary in order to issue the opinions below.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vi) that the Securities will be issued and the Securities will be sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) that a definitive purchase, underwriting, subscription, placement agency or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered (a “Convertible Security”) will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (ix) with respect to shares of Common Stock or Preferred Stock offered, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; and (x) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the Nevada Revised Statutes, the laws of the State of California, and the federal laws of the United States of America.

Based upon and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

1.                With respect to shares of Common Stock to be sold by the Company, when both: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement approved by the Board or (ii) upon the conversion or exercise of any Convertible Security to purchase Common Stock, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise as approved by the Board, in each case upon payment of the consideration therefor provided for therein (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

2.                With respect to any particular series of shares of Preferred Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters; and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement approved by the Board or (ii) upon the conversion or exercise of any Convertible Security to purchase Preferred Stock, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise as approved by the Board, in each case upon payment of the consideration therefor provided for therein (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

Cryoport, Inc.
March 13, 2019

3.                With respect to the Warrants, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, subscription, placement agency, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent, and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.                With respect to the Units, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units (including the Securities underlying the Units) and related matters; and (b) the Units (and the Securities underlying the Units) have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement duly authorized, executed and delivered by the Company and any applicable unit or other agents, and the certificates for the Units (including any Securities underlying the Units) have been duly executed and delivered by the Company and any applicable unit or other agents, then the Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.                With respect to the Subscription Rights, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Subscription Rights (including the Securities underlying the Subscription Rights) and related matters; and (b) the Subscription Rights (and the Securities underlying the Subscription Rights) have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement duly authorized, executed and delivered in accordance with the terms thereof, then such Subscription Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)	rights to indemnification and contribution, which may be limited by applicable law or equitable principles;

(c)	general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(d)	any waiver of stay, extension or usury laws or of unknown future rights; and

(e)	any purported fraudulent transfer “savings” clause.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission thereunder. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention (even though the change may affect the legal conclusions stated in this opinion letter).

Very truly yours,

/s/ Snell & Wilmer L.L.P.